Exhibit 10.3

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

AMENDMENT TO

MANUFACTURING AND SUPPLY AGREEMENT

This Amendment (the “Amendment”) is effective as of September 25, 2013 (“Amendment Effective Date”) by and between sanofi-aventis U.S. LLC, with offices at 55 Corporate Drive, Bridgewater, NJ 08807 (“Sanofi”), and Horizon Pharma USA, Inc., with offices at 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 (hereinafter “Horizon”, and together with Sanofi, the “Parties”).

WHEREAS , the Parties entered into a Manufacturing and Supply Agreement (as amended, the “Agreement”), effective as of May 25, 2011 (the “Effective Date”); and

WHEREAS, as of the date hereof Sanofi and Horizon wish to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, in consideration of mutual covenants the Parties agree as follows:

1.

Article 6. FORECASTS AND ORDERS: Section 6.1 (Organization of the Production Site); Section 6.2 (Communication of Forecasts and Purchase Orders by Horizon); and Section 6.3(b) (Confirmation by sanofi-aventis). Article 6 is hereby modified by making the “Organizational Change” rights, duties, and obligations of both parties set out therein, only applicable and effective starting [...***...].

2.	2014 Purchase Orders.

a.	3x3 Count. Upon the full execution of this Amendment, Horizon shall issue a Purchase Order for the calendar year 2014, for [...***...] 3x3 ct blisters of Product.

b.	90 Count. Upon the full execution of this Amendment, Horizon shall issue a Purchase Order for the calendar year 2014, for [...***...] 90 ct bottles of Product.

3.	Exhibit 1. Exhibit 1 to the Agreement is hereby replaced in its entirety with the attached Exhibit 1.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

sanofi-aventis US LLC		Horizon Pharma USA, Inc.

By	/s/ Kenneth J. Bruss	By	/s/ Jeffrey W. Sherman, MD
Name	Kenneth J. Bruss	Name	Jeffrey W. Sherman, MD
Title	KCIA Site Head	Title	Chief Medical Officer
Date	10/7/2013	Date	24 Sep 2013

***Confidential Treatment Requested

Exhibit 1 Amended

DUEXIS Pricing

Table 1 – 2013 selling prices

Configuration	Base Selling Price	API Cost & API Freight	Total Selling Price	Base Selling Price	API Cost & API Freight	Total Selling Price
		< [...***...]		> [...***...]
90ct Bottle	As Per table 1.1	As Per table 1.1	As Per table 1.1	[...***...]	[...***...]	[...***...]
*15x1ct blister	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
*3x3ct blister	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
Latin America Bulk -per 1000 tablets	[...***...]	[...***...]	[...***...]	N/A	N/A	N/A

*	Price based on blister material as non-child proof Aclar,

1.	Such pricing is subject to adjustment pursuant to Articles 5 and 9 of the Agreement.

2.	Such pricing is based on and applies to annual production for the given Contract Year.

3.

Such pricing includes packaging in a round 90ct bottle or single one count (1ct) blister packaged in a (15 x 1ct) per specifications in Exhibit 2. Pricing for other SKUs, such samples and blister packaging shall be agreed in writing by the Parties.

4.	Such pricing is exclusive of all taxes

Table 1.1 – DUEXIS 90count Bottle Pricing Schedule for volumes < [...***...]

Calendar Year	2013	2014	2015	2016	2017	2018
Base Bottle Price	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
API Price per 90 count (2013)	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
*90ct selling price	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
90ct purchase volume	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

*	API price shall be adjusted [...***...] beginning in [...***...] as per section 9.3(b) of the Agreement.

***Confidential Treatment Requested